Exhibit 99.1

PENNSYLVANIA COMMERCE BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS

Thursday, March 19, 2009

11:00 a.m. (ET)

Sheraton Harrisburg-Hershey

4650 Lindle Road
Harrisburg, Pennsylvania

PROXY

PENNSYLVANIA COMMERCE BANCORP, INC.
3801 Paxton Street
Harrisburg, PA 17111
(866) 818-9354

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF PENNSYLVANIA COMMERCE BANCORP, INC.

The undersigned hereby appoints Douglas S. Gelder and Howell C. Mette as Proxies, each with the power to appoint his substitute, and authorizes each to represent and vote, as designated on the reverse side, all the shares of Common Stock of Pennsylvania Commerce Bancorp, Inc. (“COBH”) held of record by the undersigned on January 29, 2009 at the Special Meeting of Shareholders to be held on March 19, 2009 or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED: 1) FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT; 2) FOR APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF  COBH COMMON STOCK TO 25,000,000; AND 3) IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE IF YOU DO NOT VOTE BY TELEPHONE OR OVER THE INTERNET.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-866-9354 — QUICK ÖÖÖ EASY ÖÖÖ IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until ____ p.m. (ET) on March 18, 2009.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — https://www.proxyvotenow.com/cobh — QUICK ÖÖÖ EASY ÖÖÖ IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until ____ p.m. (ET) on March 18, 2009.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

If you vote by Phone or the Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	To approve and adopt the agreement and plan of merger entered into by Pennsylvania Commerce Bancorp, Inc. and Republic First Bancorp, Inc., dated as of November 7, 2008.	☐ For	☐ Against	☐ Abstain

2.	To approve and adopt an amendment to the articles of incorporation of Pennsylvania Commerce Bancorp, Inc. to increase the number of authorized shares of common stock to 25,000,000.	☐ For	☐ Against	☐ Abstain

3.	OTHER BUSINESS. Take action according to management’s recommendations on other business which may properly come before the meeting, or any adjournments or postponements of the special meeting.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

Address Change? Mark Box Indicate changes below: ☐	I/we plan to attend the Special Meeting. (Check the box if attending this meeting) ☐
Date____________________

Signature(s) in Box

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.